Exhibit 10.1
THIRD AMENDMENT
TO THE
DOLLAR TREE, INC.
2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

- AND -

SIXTH AMENDMENT
TO THE
DOLLAR TREE, INC.
STOCK INCENTIVE PLAN

THIS  THIRD AMENDMENT (this “Third Amendment”) to the Dollar Tree, Inc. 2003 Non-Employee Director Stock Option Plan (the “2003 Plan”)  and THIS SIXTH AMENDMENT (this “Sixth Amendment”) to the Dollar Tree, Inc. Stock Incentive Plan (the “1995 Plan”) are both made effective as of the 13th day of March, 2008 by Dollar Tree, Inc. (the “Company”).  This Third Amendment and this Sixth Amendment may be referred to collectively herein as these “Amendments” and the 2003 Plan and the 1995 Plan may be referred to collectively herein as the “Plans.”  All capitalized terms in these Amendments not otherwise defined shall have their respective meanings under the respective Plans.

WHEREAS, under the terms of the 2003 Plan, an option granted to a non-employee director remains exercisable for three years following a director’s resignation from the Board of Directors on account of death, disability or retirement;

WHEREAS, under the terms of the 1995 Plan, an option granted to a non-employee director remains exercisable for three years following a director’s resignation from the Board of Directors and contains no specific provisions regarding the period of exercise following death, disability or retirement;

WHEREAS, on March 13, 2008, the Board of Directors authorized an extension of the exercise period for options granted to officers and directors of the Company for 10 years from the date of grant if separation from service results from death, disability or retirement;

WHEREAS, the Board of Directors and the Company desire to amend the Plans by extending the period of exercise for options awarded to non-employee directors such that the options remain exercisable for 10 years from the date of grant upon a director’s death, disability or retirement;

WHEREAS, the Company desires to further amend the 1995 Plan to allow an extended exercise period on account of death, disability and retirement for options awarded to certain officers of the Company; and

WHEREAS, these Amendments are permitted under Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company hereby adopts these Amendments upon the following terms and conditions:

1995 PLAN

1.           Section 8.5 is replaced in its entirety as follows:

8.5 Cessation of Participant as an Outside Director. In the event that an Outside Director's service on the Board ceases due to death, disability or retirement, all outstanding options then held by the Outside Director shall remain exercisable for a period of ten years after the date such Option is granted. Except as otherwise provided by the Board, in the event that an Outside Director's service on the Board ceases due to resignation, or other voluntary removal, vested and exercisable shares shall remain exercisable for a period of one year following the cessation of service. In any event, if an Outside Director is involuntarily removed for breach of duty, dishonesty or any other cause, all vested and exercisable shares of options awarded under the Plan are immediately forfeited.

2.           Section 8.1 is replaced in its entirety as follows:

 8.1 Termination of Employment or Other Service Due to Death, Disability or Retirement. Subject to Section 8.5 relating to Outside Directors, except as otherwise provided in Article 9 of the Plan or unless the period of exercise is extended in the Option agreement, in the event a Participant's employment or other service with the Company and all Member Companies is terminated by reason of such Participant's death, Disability or Retirement, all outstanding Options then held by the Participant shall become immediately exercisable in full and remain exercisable after such termination for a period of three months in the case of Retirement and one year in the case of death or Disability (but in no event after the expiration date of any such Option).

3.           Section 2.18 is replaced in its entirety as follows:

2.18  Retirement.  Effective March 13, 2008, retirement shall mean resignation from the Board after completing 7 years of service and attaining age 59 ½.

2003 PLAN

4.           Section 3.8 is replaced in its entirety as follows:

     3.5.   DIRECTOR TERMINATIONS. In the event that a Director's service on the Board ceases due to death, disability or Retirement, all outstanding options then held by the Director shall remain exercisable for a period of ten years after the date such Option is granted. Retirement shall mean resignation from the Board after completing seven years of service and attaining age 59 1/2.  Except as otherwise provided by the Board, in the event that a Director's service on the Board ceases due to resignation, or other voluntary removal, vested and exercisable shares shall remain exercisable for a period of one year following the cessation of service. In any event, if a Director is involuntarily removed for breach of duty, dishonesty or any other cause, all vested and exercisable shares of options awarded under this plan are immediately forfeited.

WITNESS the signature of the undersigned officer of Dollar Tree, Inc.

DOLLAR TREE, INC.

By: /s/ James Fothergill
                        Name: James Fothergill
Title: Chief People Officer
Date: March 13, 2008